UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 3, 2013, CombiMatrix Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company will sell and issue 1,200 shares of its newly created Series C 6% Convertible Preferred Stock (the “Series C Stock”) to the Investors at a purchase price of $1,000 per share in an initial closing expected to occur within three business days (the “First Closing”) and, subject to stockholder approval, will sell and issue 1,200 additional shares of Series C Stock to the Investors at a purchase price of $1,000 per share within five business days after such stockholder approval is obtained (the “Second Closing”). The $1,200,000 aggregate purchase price for the Series C Stock to be issued and sold in the First Closing and the $1,200,000 aggregate purchase price for the Series C Stock to be issued and sold in the Second Closing will be paid in cash.

In addition to the issuance of the Series C Stock, at the First Closing the Company will issue to each Investor a Warrant to purchase common stock of the Company (“Common Stock”), initially exercisable for a number of shares of Common Stock equal to 125% of the number of shares of Common Stock issuable upon conversion at the initial conversion price of the Series C Stock acquired by such Investor. Pursuant to the Purchase Agreement, the Company also has agreed to issue substantially similar warrants to the Investors at the Second Closing, initially exercisable for a number of shares of Common Stock equal to 125% of the number of shares of Common Stock issuable upon conversation at the initial conversion price of the Series C Stock acquired by such Investor at the Second Closing (together with the Warrants to be issued at the First Closing, the “Warrants”).

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock filed by the Company with the Delaware Secretary of State on May 3, 2013 (the “Certificate of Designation”), after stockholder approval, each share of Series C Stock will be convertible at any time at the holder’s option into shares of Common Stock at an initial conversion price of $3.05 per share of Common Stock.  The conversion price of the Series C Stock is subject to full-ratchet anti-dilution adjustment in the event the Company issues securities, other than certain excepted issuances, at a price below the then current conversion price.

The conversion price of the Series C Stock will be reduced to the lesser of the then-applicable conversion price or 90% of the three day volume weighted average price (“VWAP”) of one share of Common Stock immediately prior to the Second Closing date.  Investors may not execute certain sales, including short sales, during the three trading day measurement period prior to the Second Closing date, with certain exclusions. The conversion price of the Series C Stock also is subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

The exercise price of the Warrants to be issued at the First Closing is $3.77 per share, which equals 110% of the market value (as defined by Nasdaq rules) of one share of Common Stock on the date on which the parties entered into the Purchase Agreement.  At the Second Closing, the exercise price of the Warrants will be 110% of the market value (as defined by Nasdaq rules) of one share of Common Stock on the date of the Second Closing. The Warrants have a 5 1/2 year term, are not exercisable for the first six months following issuance and include a cash-less exercise provision which is only applicable if the Common Stock underlying the Warrants is not subject to an effective registration statement or otherwise cannot be sold without restriction pursuant to Rule 144.

The Series C Stock is non-voting (except to the extent required by law and except for certain consent rights relating to amending the certificate of incorporation or bylaws, and the like), but ranks senior to the Common Stock and junior to the Series A Preferred Stock and Series B Preferred Stock with respect to dividends and with respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company. The Series C Stock is entitled to 6% accruing dividends per annum, which rate shall increase by 1% on the date of each anniversary of the First Closing date up to a maximum rate of 10% per annum. The dividends are payable semi-annually in cash or, subject to stockholder approval and to certain conditions and at the election of the Company, in shares of Common Stock. If the dividends are paid in shares of Common Stock, the number of shares of Common Stock comprising the dividend on each share of Series C Stock will be valued at a 20% discount to the average of the daily VWAPs for the five-day trading period immediately prior to the dividend payment date.

The Investors have agreed to be subject to a blocker, in both the Certificate of Designation and Warrants, that would prevent their Common Stock ownership at any given time from exceeding 4.99% (which may be increased, but not above 9.99%) of the Company’s outstanding Common Stock. Until 6 months following the Second Closing, the Company has granted the Investors a right of first offer on certain future issuances of securities by the Company. The Company has also agreed to certain standstill provisions, pursuant to which the Company may not issue any equity securities (or securities convertible into equity) until the later of (i) September 20, 2013 and (ii) the date that is 30 days following the date on which no Series C Stock remains outstanding (except for certain exempt issuances). If the Second Closing does not occur, the Company also may not issue any equity securities (or securities convertible into equity) until all Investors no longer hold Series C Stock or Warrants, except for certain exempt issuances.  Until all Investors no longer hold Series C Stock or Warrants, (i) the Company may not sell any variable rate securities except for certain exempt issuances and (ii) if the Company enters into a subsequent financing on more favorable terms than the Series C Stock financing, then the agreements between the Company and the Investors will be amended to include such more favorable terms.  In addition, until 7.5% or less of the Warrants remain unexercised, the Company may not sell any dilutive securities, except for certain exempt issuances.

The Common Stock underlying the Series C Stock and Warrants has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  In connection with the Series C Stock financing, however, the Company has entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company, not later than 15 days after each closing, to file a registration statement with the SEC registering for resale (i) the shares of Common Stock issuable upon conversion of the Series C Stock, (ii) the shares of Common Stock issuable as dividends on the Series C Stock, (iii) the shares of Common Stock issuable upon exercise of the Warrants, and (iv) any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the Certificate of Designation. The Company has agreed to cause the registration statements to be declared effective on or prior to the 90th day after the applicable closing, and has agreed to file additional registration statements if necessary. Under the terms of the Registration Rights Agreement, the Company is obligated to maintain the effectiveness of the resale registration statements until all securities registered thereunder are sold or otherwise can be sold without restriction pursuant to Rule 144. The Registration Rights Agreement includes liquidated damages provisions in the event the Company fails to file or maintain the effectiveness of the registration statements. The Company does not plan to register the Series C Stock or the Warrants.

In connection with the Series C Stock financing, the Company’s officers, directors and 10% or greater stockholders entered into a Voting Agreement (the “Voting Agreement”). Pursuant to the Voting Agreement, the parties thereto have agreed to vote in favor of the Series C Stock financing at the next annual stockholder meeting (as described below).

The Company has agreed to seek stockholder approval for (i) the terms of the Series C Stock, (ii) the issuance of the Series C Stock and Warrants at the Second Closing, and (iii) the issuance and delivery in the aggregate of that number of shares of Common Stock exceeding 19.99% of the outstanding shares of Common Stock upon conversion of the Series C Stock and exercise of the Second Closing Warrants.  Pursuant to the terms of the Certificate of Designation and Purchase Agreement, the Company must seek stockholder approval within sixty days of the First Closing.

The information set forth above is qualified in its entirety by reference to the actual terms of the Certificate of Designation, the Purchase Agreement, the Warrant, the Registration Rights Agreement and the Voting Agreement attached hereto as Exhibits 3.1, 10.1, 10.2, 10.3 and 10.4, respectively, and which are incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Series C Stock to the Investors at the First Closing and the Second Closing, the issuance of the Warrants at the First Closing and the Second Closing, and the issuance of shares of Common Stock upon exercise and conversion thereof, or as dividend payments on the Series C Stock, have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03.                                        Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. On May 3, 2013, the Company filed with the Delaware Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock, that created the new Series C Stock, authorized 2,500 shares of Series C Stock and designated the preferences, rights and limitations of the Series C Stock, as described in Item 1.01 of this Current Report on Form 8-K.

Item 7.01.                                        Regulation FD Disclosure.

On May 6, 2013, the Company issued a press release announcing the Series C Stock financing. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                                        Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement dated as of May 3, 2013

10.2	Form of Warrant to Purchase Common Stock

10.3	Form of Registration Rights Agreement dated as of May 3, 2013

10.4	Form of Voting Agreement dated as of May 3, 2013

99.1	Press Release of CombiMatrix Corporation dated May 6, 2013 (furnished herewith pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated:	May 6, 2012	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C 6% Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement dated as of May 3, 2013

10.2	Form of Warrant to Purchase Common Stock

10.3	Form of Registration Rights Agreement dated as of May 3, 2013

10.4	Form of Voting Agreement dated as of May 3, 2013

99.1	Press Release of CombiMatrix Corporation dated May 6, 2013 (furnished herewith pursuant to Item 7.01).